UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 4, 2008

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of Registrant as specified in its charter)

GEORGIA	33-7591	58-1211925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East Exchange Place
Tucker, Georgia		30084-5336
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 270-7600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert E. Rentfrow has been the President and Chief Executive Officer of Satilla Rural Electric Membership Corporation, one of Oglethorpe’s Members, since 1997 and has served on the Board of Directors of Oglethorpe as a Manager Director from the Southeast Region since 2002.  Mr. Rentfrow’s present term was to expire in March 2008.  A qualification to serve as a Regional Manager Director is to be a general manager of one of Oglethorpe’s Members.  On February 4, 2008, Oglethorpe received notification from Satilla Rural Electric Membership Corporation that another person is now serving as its general manager.  As such, Mr. Rentfrow is no longer qualified to serve as an Oglethorpe Director.  This vacancy on the Oglethorpe Board is expected to be filled at the annual meeting of the Members of Oglethorpe on March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)

By:	/s/ Thomas A. Smith
Thomas A. Smith President and Chief Executive Officer

Date:  February 4, 2008